THRIVENT SERIES FUND, INC.

Form N-SAR for

Fiscal Period Ended 12/31/2017

INDEX TO EXHIBITS

EXHIBIT NO.	ITEM

1.	Report on internal control by Independent Public Accountants. (Item 77.B.)

2.	Transactions effected pursuant to Rule 10f-3. (Item 77.O.)

3.	Results of Special Contractholder Meetings of Thrivent Series Fund, Inc (Item 77.C.)

4.	Copies of any new or amended Registrant investment advisory contracts (Item 77.Q1(E))